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                                                                      EXHIBIT 99


FOR MORE INFORATION CONTACT: Trevor Ferger, CEO (614) 793-9356, OR http://www.ntmed.com


                                                           FOR IMMEDIATE RELEASE

                       NETMED ANNOUNCES MANAGEMENT CHANGES

DUBLIN, OH, May 26, 1999 - NetMed, Inc. (OTCBB:NTMD) today announced that David
J. Richards resigned as Chairman and CEO of the Company, and from its Board of Directors, and that the Board had elected James F. Zid as Chairman, and Trevor Ferger as President and CEO.

"NetMed has many challenges, both financial and in product development," said Ferger. "It is our goal to put the Company on firm financial footing and continue the development of the OxyNet(R) oxygen concentrator."

NetMed is in the business of developing and marketing medical technology. It recently lost its license to market the Papnet(R) system of automated Pap smear screening as a result of the bankruptcy reorganization of the licensor, Neuromedical Systems, Inc. NetMed, through its OxyNet subsidiary, is currently developing the OxyNet(R) oxygen concentration device, which the Company is developing for the home healthcare and other markets.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release which relate to other than strictly historical facts, including statements about the Company's plans and strategies, as well as management's expectations about new and existing products, technologies and opportunities, market growth, demand for and acceptance of new and existing products, are forward looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but are not limited to, continuing losses from operations and negative cash flow, the challenges of research and development of new products, and other risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The company undertakes no obligation to publicly update or revise any forward-looking statements.